CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF TARGETED MEDICAL PHARMA, INC.

I.      AUDIT COMMITTEE PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

➢	Oversee TMP’s accounting and financial reporting processes and audits of TMP’s financial statements.
➢	Oversee the integrity of TMP’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.
➢	Oversee the independence and performance of TMP’s independent auditors.
➢	Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain independent legal, accounting, or other advisors as it deems necessary or appropriate in the performance of its duties.

TMP shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any advisors employed by the Committee and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee’s oversight responsibility recognizes that TMP’s management is responsible for preparing TMP’s financial statements in accordance with generally accepted accounting principles and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that TMP’s financial management, as well as its outside auditors, have more time, knowledge and more detailed information on TMP and its financial reports than do Committee members; consequently, in carrying out its duties and responsibilities, the Committee is not providing any expert or special assurance as to TMP’s financial statements and is not conducting an audit or investigation of the financial statements or determining that TMP’s financial statements are true and complete or are in accordance with generally accepted accounting principles.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Committee must also meet the other qualification standards set by federal and state legislation and regulation and the applicable listing standards of The Nasdaq Stock Market, Inc. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The Committee shall meet at least four times annually, or more frequently as circumstances require, including teleconferences when appropriate. The Committee Chair shall prepare and/or approve an agenda for each meeting. A majority of the Committee shall constitute a quorum, and the Committee shall act only on the affirmative vote of a majority of the members present at the meeting; provided that the Committee may form and delegate authority to subcommittees or members when appropriate. The Committee shall meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. In addition, the Committee shall communicate with management and the independent auditors’ quarterly to review TMP’s financial statements and significant findings based upon the auditors limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

The following functions shall be the common recurring activities of the Committee in carrying out its oversight duties and responsibilities. The Committee may undertake additional duties and responsibilities as the Board or the Committee deems appropriate given the circumstances.

Document/Reports Review Procedures:

1.
The Committee shall review and assess the adequacy of this Charter at least annually, submit the Charter to the Board of Directors for approval and have the document published in accordance with SEC regulations or applicable listing standards.

2.
The Committee shall review and discuss with TMP’s management and independent auditors TMP’s annual audited financial statements, TMP’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of critical accounting policies and practices used in such financial statements. Additionally, based on such review, the Committee shall consider whether to recommend to the Board that the audited financial statements be included in TMP’s Annual Report on Form 10-K. The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-K.

3.
The Committee shall review with management and the independent auditors TMP’s quarterly financial results and quarterly unaudited financial statements, TMP’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and TMP’s selection, application and disclosure of critical accounting policies and practices used in such financial statements. The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-Q

4.
Discuss with management and the independent auditors policies with respect to risk assessment and risk management and the quality and adequacy of TMP’s processes and controls that could materially affect TMP’s financial statements and financial reporting. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

5.	Discuss with management TMP’s earnings guidance prior to the release thereof.

6.
Discuss with the independent auditors any significant changes to TMP’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 and SAS 90, as such standards may be modified or supplemented.

7.
Review disclosures made to the Committee by TMP’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in TMP’s internal controls.

Independent Auditors:

The independent auditors are accountable to the Committee and the Board of Directors and shall report directly to the Committee. The Committee shall review the independence and performance of the auditors annually. In addition, the Committee shall:

1.	oversee the work of the outside auditors and review the independent auditors’ audit plan including scope, staffing, locations, reliance upon management and general audit approval;
2.	resolve disagreements between management and the outside auditors regarding financial reporting;
3.	establish hiring policies for employees or former employees of the outside auditors;
4.	pre-approve all auditing services to be provided by the outside auditors;
5.
pre-approve all non-auditing services, including tax services, to be provided by the outside auditors, subject to such exceptions as may be determined by the Committee to be appropriate and consistent with federal and regulatory provisions;

6.
receive reports from the outside auditors regarding critical accounting policies and practices, alternative treatments of financial information and generally accepted accounting principles, and such other information as may be required by federal and regulatory provisions;

7.
receive from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and TMP that may impact the objectivity and independence of the outside auditors; and

8.	discuss with the outside auditors in an active dialogue any such disclosed relationships or services and their impact on the outside auditors’ objectivity and independence.

The Committee shall have the ultimate authority and responsibility to select (subject, if sought, to shareholder ratification), determine the compensation of, oversee the work of, and where appropriate, terminate and replace the outside auditors.

Legal & Compliance:

On at least an annual basis, review with TMP’s counsel any legal matters that could have a significant impact on the organization’s financial statements, TMP’s compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities:

1.	Review and approve all related-party transactions involving Covered Persons as defined in TMP’s Code of Ethics.

2.
Monitor, oversee and review compliance with the provisions of TMP’s Code of Ethics that relate to accounting disclosures and regulations of the Securities and Exchange Commission (“SEC”) or The Nasdaq Stock Market, Inc. (“Nasdaq”).

3.
Serve as the initial reviewing body for allegations of violations of the Code of Ethics or requests for waivers of the provisions of the Code of Ethics by a director or executive officer of TMP that relate to accounting disclosures and regulations of the SEC or Nasdaq.

4.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in TMP’s annual proxy statement.

5.	At least annually review TMP’s director and officer insurance provisions.

6.	Perform any other activities consistent with this Charter, TMP’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

7.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

8.
Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and of the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.